UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151 (Commission File Number)	31-0595760 (I.R.S. Employer Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On May 16, 2006, the Management Development and Compensation Committee of The Clorox Company (the Company) approved a retention and recognition plan that provides enhanced severance and short-term incentive bonus opportunities to members of the Clorox Executive Committee (the Executive Committee). The plan was adopted in recognition of the additional responsibilities taken on by members of the Executive Committee following the medical leave and subsequent retirement as chairman and chief executive officer of Gerald E. Johnston, and to encourage the continued service of Executive Committee members during the search for Mr. Johnston’s successor and transition to the new chief executive officer.
     The retention and recognition plan provides for enhanced severance to Executive Committee members through amendments to their existing employment agreements. Under the current employment agreements, if an executive is terminated by the Company without cause, he or she is entitled to receive a lump sum amount equal to his or her highest monthly base salary rate in effect during the twelve month period preceding the termination times the number of months in the remaining term of his or her employment agreement plus 75% of his or her average annual bonus (as defined in the employment agreement), multiplied by the number of months in the remaining term of his or her employment agreement and divided by 12. The employment agreements have a two-year term that renews daily unless the Company gives notice of non-renewal. Pursuant to the retention and recognition plan, the employment agreements will be amended to provide a lump sum payment in an amount equal to his or her highest monthly base salary rate in effect during the twelve month period preceding a termination without cause by the Company during the period commencing May 16, 2006 and ending eighteen months after the date a new CEO commences employment with the Company times the number of months in the remaining term of his or her employment agreement plus 12, plus 75% of his or her average annual bonus, multiplied by the number of months in the remaining term of his or her employment agreement plus 12 and then divided by 12.
     The retention and recognition plan also provides Executive Committee members a one-time increased incentive target bonus opportunity of 30% of base salary under the Company’s Executive Incentive Plan and Annual Incentive Plan for fiscal year 2007 (subject to the overall limits provided in the plans). Actual bonus targets (which will reflect this increase) will be determined after the beginning of the Company’s 2007 fiscal year, in accordance with the terms and conditions of the plans and applicable tax law.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Amendment No. 2 to Employment Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: May 22, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President – General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Amendment No. 2 to Employment Agreement